UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2018 (February 12, 2018)

GREEN SPIRIT INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Nevada	333-141929	14-1982491
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Cond. Madrid Suite 304, 1760 Loiza Street
San Juan, Puerto Rico 00911

(Address of principal executive offices) (zip code)

(787) 641-8447

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copy to:

Darrin M. Ocasio, Esq.

Sichenzia Ross Ference Kesner LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors and Principal Officers, Election of Directors, Appointment of Principal Officers

On February 12, 2018, the board of directors of Green Spirit Industries Inc. (the “Company”) appointed Dr. Harlan R. Ribnik and Mr. Steven W. Farkas to serve as directors of the Corporation and increased the number of directors from one to three, effective immediately.

Dr. Harlan R. Ribnik, M.D., 65. Dr. Ribnik is a board certified anesthesiologist and has been practicing medicine since 1985. Since 2014, Dr. Ribnik has practiced at the Mountain View Regional Hospital in Casper, WY. He is also affiliated with the Cheyenne Regional Medical Center and Pain Consultants of the Rockies, a Cheyenne-based practice focused on the care of patients with intractable pain. Dr. Ribnik has also served in the Medical Corps with the US Army Reserve. Following his medical training and military service, Dr. Ribnik has served as a consultant at the VA Medical Center in Cheyenne, WY and has taught at the University of Wyoming, College of Human Medicine. Dr. Ribnik received his medical degree from the University of Colorado, Denver.

In connection with his appointment, Dr. Ribnik will be entitled to receive a quarterly fee of shares of the Company’s common stock, par value $0.001 per share, in an amount equal to $1,500, calculated based on the market price per share on the last trading day of each quarter.

Mr. Steven W. Farkas, 49. Mr. Farkas has served as acting Dean and Director of the University of Wyoming, College of Business since 2009. Also since 2009, Mr. Farkas served as a strategic advisory and management consultant, where he specialized in organizational integration and business process optimization. From 2006 to 2008, Mr. Farkas served as Chief Operating Officer of BTWW Retail, L.P., a retailer of specialty apparel. Prior to that, he served as Senior Vice President of Corral West Ranchwear, Inc., a specialty apparel retailer from 1993 to 2006. Mr. Farkas has extensive experience in operations and logistics, human resources, and higher education leadership. He was appointed by the Governor of Wyoming to serve on the State’s Economic Diversity Advisory Committee, a position he has held since 2017. Mr. Farkas earned a Bachelor of Arts from the University of Florida and his Master of Business Administration from the University of Wyoming.

In connection with his appointment, Mr. Farkas will be entitled to receive a monthly fee of $1,000 and shares of the Company’s common stock, par value $0.001 per share, in an amount equal to $1,500, calculated based on the market price per share on the last trading day of each quarter.

Dr. Ribnik and Mr. Farkas do not have any family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN SPIRIT INDUSTRIES INC.

Dated: February 16, 2018	By:	/s/ Thomas Gingerich
	Name:	Thomas Gingerich
	Title:	Chief Financial Officer